Exhibit 99.1

FOR IMMEDIATE RELEASE:

AsiaFIN Holdings Announces First Quarter 2025 Financial Results

Kuala Lumpur, May 13, 2025 – AsiaFIN Holdings Corp., (OTCQB: ASFH), a leading fintech financial ecosystem enabler, today announced financial results for the first quarter of 2025, the period ended March 31, 2025.

Financial Results for the Quarter Ended March 31, 2025:

●	Cash and cash equivalents were approximately $1.26 million as of March 31, 2025 as compared to approximately $1.31 million as of December 31, 2024.
●	Revenue for the quarter was approximately $621,000, an increase of 19.5% compared to $520,000 in the first quarter last year.
●	Gross profit was a negative $6,900, or negative 1.1% gross margin, compared to gross profit of $22,000, or 4.2% gross margin, in the first quarter last year. The negative gross margin reflects costs associated with recent expansion initiatives as the team is expanded to support expected future growth.
●	Selling, general and administrative expenses were approximately $486,000, an increase of 64.2% compared to $296,000 in the first quarter last year. The increase in general and administrative expenses was primarily attributable to higher salary expenses, as the Company recruited more employees to support business expansion initiatives, as well as an increase in credit loss allowance, due to challenges in collecting receivables from debtors.
●	Net loss was approximately $489,000 an increase of 73.4% compared to a loss of approximately $282,000 for the first quarter of 2024.
●	Net loss attributable to common shareholders was approximately $482,000 an increase of 73.5% compared to a loss of approximately $278,000 for the first quarter of 2024.
●	Total comprehensive loss was approximately $468,000, or $(0.01) per share, an increase of 43.1% compared to a loss of approximately $327,000, or $(0.00) for the first quarter of 2024.
●	EBITDA was approximately negative $465,000, a decrease of 274% compared to approximately $267,000 in the first quarter last year.

CEO of AsiaFIN, KC Wong said, “AsiaFiN continues to expand its addressable market, positioning the company for significant growth. In the first quarter, we successfully entered the Middle East market, securing contracts with a major government financial institution. These relationships are expected to contribute to revenue beginning in the second half of this year, and we are pursuing additional opportunities in the region.”

“From a seasonality perspective, the first quarter, typically incurs higher expenses related to the renewal of maintenance contracts, with revenue contributions increasing as the year progresses,” continued Mr. Wong. “We also accelerated our onboarding of staff to support our growth, leading to higher operating cost in the first quarter of 2025 and resulting in temporary negative gross margins. We anticipate returning to positive gross margins in the second quarter and for the remainder of the year.”

“Our first quarter revenue growth accelerated nearly 20%, reflecting strong demand for our solutions,” added Mr. Wong. “Our focus remains on leveraging our business model to convert incremental revenue into cash generation. We are balancing growth and the need for increased staffing with the goal of profitability to most effectively take advantage of global demand.”

“Our core revenue generating unit, Regtech, delivered nearly 110% revenue growth year-over-year, as we continue to invest in this business unit,” Wong concluded. “We continue to invest in our Robotic Process Automation (RPA) segment, moving toward positive gross margins as we scale this business. Management continues to believe RPA has the potential for significant revenue growth and margin potential.”

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Three months ended March 31, 2025	Three months ended March 31, 2024

REVENUE	$621,179	$519,752

COST OF REVENUE (including $46,029 and $27,234 of cost of service revenue to related party for the three months ended March 31, 2025 and 2024, respectively)	(628,092)	(497,824)

GROSS (LOSS)/PROFIT	$(6,913)	$21,928

SHARE OF LOSS FROM OPERATION OF ASSOCIATE	(1)	(9,599)

OTHER INCOME	3,282	1,994

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (including $24,452 and $22,712 of selling, general and administrative expenses to related party for the three months ended March 31, 2025 and 2024, respectively)	(485,831)	$(295,839)

LOSS BEFORE INCOME TAX	(489,463)	$(281,516)

INCOME TAX EXPENSES	-	-

NET LOSS	(489,463)	$(281,516)
Net income attributable to non-controlling interest	7,034	3,405

NET LOSS ATTRIBUTED TO COMMON SHAREHOLDERS OF ASIAFIN HOLDINGS CORP.	(482,429)	(278,111)

Other comprehensive income:
- Foreign currency translation loss	14,044	(48,950)

TOTAL COMPREHENSIVE LOSS	(468,385)	$(327,061)

NET LOSS PER SHARE, BASIC AND DILUTED	(0.01)	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	$81,838,994	$81,551,838

ASIAFIN HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(482,429)	$(278,111)
Minority interest	(7,034)	(3,405)
Share of loss from operation of associate	1	9,599

Adjustments to reconcile net profit to net cash used in operating activities:
Depreciation and amortization	30,730	28,032
Disposal of asset	(11,248)	-
Provision for credit loss allowance	105,903	29,278

Changes in operating assets and liabilities:
Account payables	86,234	1,862
Account receivables	139,261	291,364
Prepayment, deposits and other receivables	6,587	(7,966)
Other payables and accrued liabilities	(43,770)	(66,897)
Deferred revenue	214,690	168,309
Tax assets	(12,515)	(30,942)
Income tax payable	(57,451)	-
Change in lease liability	(14,107)	(14,346)

Net cash (used in)/provided by operating activities	$(45,148)	$126,777

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(16,258)	(8,006)
Disposal of property, plant and equipment	11,248	-
Investment in associate	-	(35,473)

Net cash used in investing activities	$(5,010)	$(43,479)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	9,000	-
Advance from director	(14,623)	(15,846)
Repayment of hire purchase	-	(2,757)
Advances to related companies	(1,403)	(224)

Net cash used in financing activities	$(7,026)	$(18,827)

Effect of exchange rate changes on cash and cash equivalents	$5,915	$(16,888)

Net increase in cash and cash equivalents	$(51,269)	$47,583
Cash and cash equivalents, beginning of year	1,309,929	1,234,188

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,258,660	$1,281,771

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$23,675	$29,404
Cash paid for interest paid	$541	$776

ASIAFIN HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2025 AND DECEMBER 31, 2024 (audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of March 31, 2025	As of December 31, 2024
	Unaudited	Audited

ASSETS
Current assets
Cash and cash equivalents	$1,258,660	$1,309,929
Account receivables, net	947,519	1,184,130
Prepayment, deposits and other receivables	140,743	146,233
Amount due from related parties	5,244	3,809
Tax assets	295,036	280,354
Total current assets	$2,647,202	$2,924,455

Non-current Assets
Right-of-use assets, net	$633,716	$615,444
Property, plant and equipment, net	619,004	614,673
Deferred income tax assets	326	324
Investment in associates	8,003	7,944
Total non-current assets	$1,261,049	$1,238,385

TOTAL ASSETS	$3,908,251	$4,162,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Other payables and accrued liabilities	$1,010,154	$1,151,256
Account payables (including $59,042 and $19,984 of account payable to related party as of March 31, 2025, and December 31, 2024, respectively)	125,997	39,296
Income tax payable	3,357	60,483
Amount due to director	132,465	146,018
Lease liability – current portion	58,891	64,787
Total current liabilities	$1,330,864	$1,461,840

Non-current liabilities
Lease liability – non-current portion	574,825	550,657
Deferred tax liabilities	5,029	4,991
Total non-current liabilities	$579,854	$555,648

TOTAL LIABILITIES	$1,910,718	$2,017,488

STOCKHOLDERS’ DEFICIT
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	$-	$-
Common stock, $0.0001 par value; 600,000,000 shares authorized; 81,915,838 and 81,551,838 shares issued and outstanding as of March 31, 2025 and December 31, 2024	8,192	8,155
Additional paid-in capital	10,795,250	10,467,687
Accumulated other comprehensive loss	(257,826)	(271,870)
Accumulated deficit	(8,522,029)	(8,039,600)
Non-controlling interest	(26,054)	(19,020)

TOTAL STOCKHOLDERS’ DEFICIT	$1,997,533	$2,145,352

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,908,251	$4,162,840

About AsiaFIN Holdings Corp.

AsiaFIN Holdings Corp. (OTCQB: ASFH), a Nevada corporation, operates through its wholly owned Malaysia, Hong Kong and StarFIN Holdings Ltd subsidiaries. AsiaFIN’s mission is to become the “financial ecosystem enabler” through its solutions in Fintech; Regulatory Technology (REGTECH); ESG Consultancy & Reporting and Robotic Process Automation (RPA) services. AsiaFIN provides services to over 90+ financial institutions and over 100 corporate clients in the Asia and Middle East region including Malaysia, Myanmar, the Philippines, Indonesia, Bangladesh, Pakistan, Thailand, Singapore and now in Saudi Arabia. AsiaFIN’s clients are central banks, financial institutions and large corporation. For further information regarding the company, please visit https://asiafingroup.com

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief or current expectations of AsiaFIN and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

AsiaFIN undertakes no obligation to update or revise forward-looking statements to reflect changed conditions. Statements in this presentation that are not descriptions of historical facts are forward-looking statements relating to future events, and as such all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, identify forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with AsiaFIN’s operating history, recent history of losses and profits, ability to adequately protect its software innovations, dependence on key executives, ability to obtain required regulatory approvals, other factors described in AsiaFIN’s Annual Report on Form 10-K and other factors as may periodically be described in AsiaFIN’s filings with the U.S. Securities and Exchange Commission.

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Investors & Media Contact:

Tom Baumann

FNK IR

646.349.6641

asfh@fnkir.com

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